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                                                                   EXHIBIT 10.15

                                  AMENDMENT ONE
                                     to the
                              ORACLE PARTNERNETWORK
                               WORLDWIDE AGREEMENT
                                     between
                              KPMG CONSULTING, INC.
                                       and
                               ORACLE CORPORATION

This document ("Amendment One") amends the Oracle PartnerNetwork Worldwide Agreement between KPMG Consulting, Inc. ("you") and Oracle Corporation ("Oracle"), dated MAY 30, 2002 and any and all amendments thereto ("Agreement").

The parties hereby agree to amend the Agreement as follows:

1. Delete the second and third sentences in the first paragraph of the Agreement and replace with the following:

     "You" and "your" refer to: (i) the individual or entity that has entered into this OPN agreement to join the Oracle PartnerNetwork (the "OPN"),
     (ii) your wholly and majority owned subsidiaries that are accepted into the OPN as set forth below, and (iii) your wholly owned affiliates that are accepted into the OPN as set forth below, Before accessing or distributing the programs, each wholly and majority owned subsidiary and each wholly owned affiliate must agree in writing to be bound by the terms of any applicable ordering document and this OPN agreement and to use the programs in accordance with the terms of any applicable ordering document and this OPN agreement."

2.   Add the following sentence to the end of the second paragraph of the
     Agreement:

     "However for the initial one (1) year term of the OPN Agreement, Oracle shall waive your payment of such worldwide membership fees."

3.   Delete the third paragraph of the Agreement and replace with the following:

     "Each wholly and majority owned subsidiary and each wholly owned affiliate that desires to be included in your membership in the OPN must register with Oracle to receive membership services. Following processing of a wholly or majority owned subsidiary's registration or a wholly owned affiliate's registration by Oracle, such subsidiary or affiliate shall be notified into which of the three above referenced levels such subsidiary or affiliate has qualified. Each subsidiary or affiliate shall receive the services associated with the level into which such subsidiary or affiliate has qualified."

4. Delete the first sentence of the third paragraph of the "Marketing Materials" section and replace with the following:

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     "You shall cooperate with Oracle to allow for review of your use of the marketing materials and compliance with Oracle's commercially reasonable quality standards."

5. Delete subpoint (8) in the second paragraph of the "Ownership and Restrictions" section and replace with the following:

     "(8) disclose results of any program benchmark tests ( other than benchmark tests you may perform using programs to which you may have access under the terms of an end user's license agreement with Oracle) performed in furtherance of any development, support services, integration work, demonstration, training, and/or testing you may conduct as authorized under this OPN agreement without Oracle's prior written consent."

6. Add the following to the end of the third paragraph in the "Term, Termination & Renewal" section:

     "You may cancel or terminate this OPN agreement at any time, however, the provisions of this OPN agreement which by their nature extend beyond such termination (including, but not limited to the provisions regarding payment obligations, ownership and restrictions, confidentiality, warranties, disclaimers and remedies, export administration, privacy and data protection, proprietary rights, limitations of liability, and governing law) shall survive such termination. In addition, you may terminate this OPN agreement, upon ten (10) days' written notice to Oracle and without liability to Oracle, if you (in your sole discretion) object to Oracle's revision of any policy which is applicable to your performance hereunder by the express terms of this OPN agreement."

7. Delete the paragraph in the "Limitation of Liability" section and replace it with the following paragraph:

     "EXCEPT WITH RESPECT TO BREACHES OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, OBLIGATIONS RELATING TO INTELLECTUAL PROPERTY RIGHTS INFRINGEMENT INDEMNIFICATION HEREIN, AND BREACHES OF THE CONFIDENTIALITY PROVISIONS HEREIN, IN NO EVENT SHALL EITHER PARTY OR THEIR LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOSS OF PROFITS, REVENUE, DATA OR DATA USE, INCURRED BY THE OTHER PARTY OR ANY THIRD PARTY AND ARISING OUT OF OR IN CONNECTION WITH THIS OPN AGREEMENT, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO BREACHES OF A PARTY'S INTELLECTUAL PROPERTY RIGHTS, OBLIGATIONS RELATING TO INTELLECTUAL PROPERTY RIGHT INFRINGEMENT INDEMINIFICATION HEREIN, AND BREACHES OF THE CONFIDENTIALITY PROVISIONS HEREIN, A PARTY'S ENTIRE LIABILITY FOR DAMAGES ARISING UNDER THIS OPN AGREEMENT SHALL IN NO EVENT

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     EXCEED US$2,000,000. THE PROVISIONS OF THIS OPN AGREEMENT ALLOCATE THE
     RISKS BETWEEN ORACLE AND PARTNER."

8.   Add the following as a new section, entitled "Indemnification":

     "If someone makes a claim against you that any program infringes their intellectual property rights, Oracle will indemnify you if you do the following:

     . notify the General Counsel, Legal Department promptly in writing, not later than 30 days after you receive notice of the claim, or sooner if required by applicable law;
     . give Oracle sole control of the defense and any settlement negotiations; and
     . give Oracle the reasonable information, authority, and assistance (at Oracle's expense) Oracle needs to defend against or settle the claim.

     If Oracle believes that any of the programs may have violated someone else's intellectual property rights, Oracle may choose to either modify the programs or obtain a license to allow for continued use, or if these alternatives are not commercially reasonable, Oracle may end the license for the applicable program and refund any license fees and any unused, prepaid support fees you have paid for it. Oracle will not indemnify you if you alter a program outside the scope of use provided in the documentation or if you use a program version which has been superseded, if the infringement claim could have been avoided by using an unaltered current version of the program. Oracle will not indemnify you to the extend that an infringement claim is based upon the combination of programs with any products or services not provided by Oracle. This section provides your exclusive remedy for any infringement claims or damages."

9. In the section entitled "Export Administration", delete the entire paragraph and replace with the following:

     "Both parties agree that U.S. export control laws and other applicable export and import laws govern your use of the programs, including technical data. Both parties agree that neither the programs, nor any direct product thereof will be exported, directly or indirectly, in violation of these laws, or used for any purpose prohibited by these laws, without limitation, nuclear, chemical, or biological weapons proliferation or development of missile technology."

10. In the section entitled "Privacy and Data Protection", delete the entire paragraph and replace with the following:

     "To the extend that either party shares any information with the other party under this OPN agreement, you and Oracle agree to comply with all relevant laws and regulations of the United States of America and other countries related to privacy and data protection and each party agrees to use any information provided to it by the other party under this OPN agreement solely for the purposes of participation in the OPN and in accordance with Oracle's Privacy Policy, which is located at http://partner.oracle.com. You acknowledge that although you may opt out of receiving information from Oracle related

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     to various programs and services, Oracle may from time to time provide to you information regarding your membership and participation in the OPN."

11. Delete the first paragraph under the "General" section and replace it with following:

     "This agreement is governed by the substantive and procedural laws of the State of Delaware."

12. Delete the first sentence of the second paragraph of the "General" section and replace it with the following:

     "Upon 45 days written notice and no more than once per year, Oracle (using its own personel) may audit, at Oracle's expense, your use of the programs, the materials, marketing materials, services, and any additional Oracle resources."

Other than the modifications above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is MAY 30, 2002.

KPMG CONSULTING, INC.                              ORACLE CORPORATION


By: /s/ Norman E. Weisinger                        By: /s/ Jonathan Tseng
    --------------------------                         ---------------------

Name: NORMAN E. WEISINGER                         Name: Jonathan Tseng

Title: MANAGING DIRECTOR                           Title: Contract Specialist